UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 14, 2022

THE LGL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-00106	38-1799862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 Shader Road, Orlando, FL		32804
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (407) 298-2000

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	LGL	NYSE American

Warrants to Purchase Common Stock, par value $0.01	LGL WS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 9.01.Financial Statements and Exhibits.

(b) Pro Forma Financial Information

On August 3, 2022, The Board of Directors of The LGL Group, Inc. (the “Company”) approved the spin-off of the Mtron business into an independent, publicly traded company (the “Spin-Off”) by means of a distribution of 100% of the outstanding common stock of M-tron Industries, Inc. (“Mtron”), on a pro rata basis to the Company’s existing shareholders on the record date of September 30, 2022. The Spin-Off was completed on October 7, 2022. Following the Spin-Off, the Company retains no ownership interest in Mtron.

The unaudited pro forma consolidated statements of income (loss) of the Company for the six months ended June 30, 2022, and for the year ended December 31, 2021, and the unaudited pro forma consolidated balance sheet of the Company as of December 31, 2021, which give effect to the Spin-Off, are filed as Exhibit 99.1 to this Current Report on Form 8-K.

(d)Exhibits

Exhibit No.	Description
99.1

Unaudited pro forma consolidated statements of income (loss) of the Company for the six months ended June 30, 2022, and for the year ended December 31, 2021 and the unaudited pro forma consolidated balance sheet of the Company as of June 30, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 14, 2022	THE LGL GROUP, INC.

	By:	/s/ James W. Tivy
		Name:	James W. Tivy
		Title:	Chief Accounting Officer